Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 136	Trade Date: 8/30/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 9/2/2004

The date of this Pricing Supplement is August 30, 2004

CUSIP or Common Code:	41013NBC1	41013NBD9	41013NBE7	41013NBF4	41013NBG2

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$3,112,000.00	$1,048,000.00	$684,000.00	$331,000.00	$246,000.00

Proceeds to Issuer:	$3,096,440.00	$1,041,450.00	$678,528.00	$327,690.00	$242,925.00

Discounts and Commissions:	0.500%	0.625%	0.800%	1.000%	1.250%

Reallowance:	0.100%	0.150%	0.150%	0.150%	0.200%

Dealer:	99.625%	99.500%	99.350%	99.200%	99.000%

Maturity Date:	9/15/2006	9/15/2007	9/15/2008	9/15/2009	9/15/2011

Stated Annual Interest Rate:	2.550%	3.000%	3.400%	3.700%	4.150%

Interest Payment Frequency:	Semi	Monthly	Monthly	Monthly	Monthly

First Payment Date:	3/15/2005	10/15/2004	10/15/2004	10/15/2004	10/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	No	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 136	Trade Date: 8/30/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 9/2/2004

The date of this Pricing Supplement is August 30, 2004

CUSIP or Common Code:	41013NBH0	41013NBJ6	41013NBL1	41013NBM9

Price to Public:	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$801,000.00	$1,967,000.00	$1,768,000.00	$2,965,000.00

Proceeds to Issuer:	$789,786.00	$1,939,462.00	$1,737,060.00	$2,890,875.00

Discounts and Commissions:	1.400%	1.400%	1.750%	2.500%

Reallowance:	0.200%	0.200%	0.275%	0.350%

Dealer:	98.800%	98.800%	98.600%	98.750%

Maturity Date:	9/15/2012	9/15/2012	9/15/2016	9/15/2029

Stated Annual Interest Rate:	4.350%	Step: 3.150% through 9/14/2006, and 5.750% thereafter (unless called)	5.200%	5.600%

Interest Payment Frequency:	Monthly	Monthly	Semi	Semi

First Payment Date:	10/15/2004	10/15/2004	3/15/2005	3/15/2005

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	9/15/2006 Callable one time only at 100% on call date above with 30 days notice.	3/15/2007 Callable one time only at 100% on call date above with 30 days notice.	9/15/2009 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.